SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                  -------------

                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



         Date of report (Date of earliest event reported):  May 5, 2003

                        Price Communications Corporation
               (Exact Name of Registrant as Specified in Charter)


          New York                      1-8309                  13-2991700
(State or Other Jurisdiction          (Commission              (IRS Employer
     of Incorporation)                File Number)          Identification No.)


                              45 Rockefeller Plaza
                            New York, New York 10020
               (Address of principal executive offices) (Zip Code)

         Registrant's telephone number, including area code:  (212) 757-5600


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Item 4.       Changes in Registrant's Certifying Accountant

         On May 5, 2003, Price Communications Corporation, a New York corporation ("Registrant"), dismissed Deloitte & Touche LLP ("DT") as Registrant's principal accountant to audit Registrant's financial statements, and effective the same date engaged BDO Seidman, LLP ("Seidman") in place of DT. Both the dismissal of DT and the engagement of Seidman were approved by Registrant's Board of Directors and Audit and Finance Committee.

         There were no disagreements with DT on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. There were no reportable events described under Item 304(a)(1)(v) of Regulation S-K.

         The reports of Registrant's principal accountants on Registrant's financial statements for the years ended December 31, 2001 and 2002 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

         During the years ended December 31, 2001 and 2002 and through the date hereof, Registrant did not consult Seidman regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Registrant's financial statements, or any of the matters or reportable events set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

         Registrant has provided DT with a copy of the disclosure it is making in this Form 8-K.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  May 8, 2003

                                         PRICE COMMUNICATIONS CORPORATION



                                         By:          s/ Kim Pressman
                                             ----------------------------------
                                             Kim Pressman
                                             Executive Vice President and
                                             Chief Financial Officer